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                                                                  EXHIBIT 1.15


                              COMMON SENSE(R) TRUST

                      Certificate of Amendment Amending the
                 Amended and Restated Certificate of Designation
                                       of
                      Common Sense(R) Emerging Growth Fund
            (heretofore, the "Common Sense(R) II Emerging Growth Fund")


     The undersigned, being the Secretary of Common Sense(R) Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated January 29, 1987 (the "Original Declaration", and as amended October 26, 1987, April 8, 1988, February 24, 1992, January 24, 1994, February 2, 1994 and January 27, 1995, the "Existing Declaration", and as further amended hereby, the "Declaration"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on March 13, 1996, the Certificate of Designation effective January 27, 1995, amending the Declaration of Trust to establish the Common Sense(R) II Emerging Growth Fund (the "Fund") as a separate Portfolio of the Trust (the "Certificate"), as amended and restated by an Amended and Restated Certificate of Designation dated May 17, 1996 (the "Restated Certificate"), is hereby amended to change the name of the Fund to "Common Sense(R) Emerging Growth Fund", and to delete the figure "II" after the words "Common Sense(R)", wherever the name of the Fund appears in the Restated Certificate.

          IN WITNESS WHEREOF, the undersigned has set her hand and the seal of the Trust, this 2nd day of July, 1996.


                                         /s/ NORI L. GABERT
                                         -------------------------------
                                         Nori L. Gabert, Secretary

[TRUST SEAL]

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                                 ACKNOWLEDGMENT

STATE OF TEXAS )
               :
HARRIS COUNTY  ) ss.                              July 2nd, 1996

     Then personally appeared the above-named Nori L. Gabert and acknowledged the foregoing instrument to be her free act and deed.

     Before me,

                                         /s/ ANGELIQUE M. VANACOR
                                         -------------------------------
                                         Notary Public

[NOTARY PUBLIC SEAL]